UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2011
Progress Software Corporation
(Exact name of registrant as specified in its charter)
Commission file number: 0-19417

Massachusetts (State or other jurisdiction of incorporation or organization)	04-2746201 (I.R.S. employer identification no.)
14 Oak Park
Bedford, Massachusetts 01730
(Address of principal executive offices, including zip code)
(781) 280-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) On April 28, 2011, the Board of Directors of Progress Software Corporation (the “Company”) designated each of the following individuals as an “officer” of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and as an “executive officer” of the Company for purposes of Rule 3b-7 under the 1934 Act:
Richard Reidy, President and Chief Executive Officer
John Bates, Executive Vice President, Chief Technology Officer
David Benson, Executive Vice President, Chief Information Officer
Gary Conway, Executive Vice President, Chief Marketing Officer
Christopher Larsen, Executive Vice President, Global Field Operations
Charles F. Wagner, Executive Vice President, Finance & Administration and Chief Financial Officer
Joseph Andrews, Senior Vice President, Human Resources
James Freedman, Senior Vice President, General Counsel
John Goodson, Senior Vice President, Acting Chief Product Officer
     The Board of Directors also designated David Benton as the Company’s principal accounting officer and as an “officer” of the Corporation within the meaning of Rule 16a-1(f) under the 1934 Act
     As of the 2011 Annual Meeting of Shareholders of the Company, Barry N. Bycoff’s term as Executive Chairman of the Board of Directors ended, although Mr. Bycoff was re-elected to the Board of Directors at the Annual Meeting. As a result of the change in Mr. Bycoff’s position, the Board of Directors of the Company determined that Mr. Bycoff should no longer be designated an “officer” of the Company for purposes of Section 16 of the 1934 Act or an “executive officer” for purposes of Rule 3b-7 under the 1934 Act.
     Following the Annual Meeting, the Board of Directors elected Michael L. Mark as non-executive Chairman of the Board. As non-executive Chairman, Mr. Mark’s principal duties, in addition to his regular duties as a director, will be to preside at all meetings of the directors, to coordinate the agenda for the board meetings with the President and Chief Executive Officer, to convene and preside at meetings of the independent directors and to perform such other non-executive administrative duties as the Board may from time to time determine.
(e) Compensatory Arrangements of Certain Officers
     On April 28, 2011, the Compensation Committee of the Board of Directors approved the annual equity awards to the Company’s executive officers and other employees for the fiscal year ending November 30, 2011. For the Company’s executive officers and other Vice Presidents, the FY11 annual equity awards consist of stock options, restricted stock units and performance share units, at a mix of 50% stock options, 35% restricted stock units and 15% performance share units. The performance share units will be earned only if the Company achieves established targets of non-GAAP revenue growth and non-GAAP profit growth from the fiscal year ending November 30, 2010. Any performance share units earned will be subject to subsequent time-based vesting (one-third after one year upon determination by the Compensation Committee of achievement of the performance metrics established for the year and one-third in each of the next two years if the executive remains employed on the vest date).

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On April 28, 2011, at the Company’s Annual Meeting of Shareholders, the Company’s shareholders approved a proposal to amend the Company’s Restated Articles of Organization to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000.

Item 5.07.	Submission of Matters to a Vote of Security Holders
     On April 28, 2011, at the Company’s 2011 Annual Meeting of Shareholders, the Company’s shareholders voted on the following four matters and cast their votes as described below:

(1)	The election of six members to the Board of Directors to serve until the Company’s next annual meeting of shareholders or until their successors are duly elected and qualified;

(2)	The approval of an amendment to the Company’s Restated Articles of Organization to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000;

(3)	The approval, on an advisory basis, of the compensation of the Company’s named executive officers for the fiscal year ended November 30, 2010; and

(4)	The frequency, on an advisory basis, of future advisory votes on the compensation of the Company’s named executive officers.
The following is a summary of the voting results for each matter presented to the shareholders:
Proposal 1 — Election of Directors

	Total Vote	Total Vote
	For	Withheld From
	Each Director	Each Director	Broker Non-Votes
Barry N. Bycoff	58,190,639	826,054	4,673,551
Ram Gupta	54,758,105	4,258,588	4,673,551
Charles F. Kane	50,814,424	8,202,269	4,673,551
David J. Krall	57,192,095	1,824,598	4,673,551
Michael L. Mark	54,775,615	4,241,078	4,673,551
Richard D. Reidy	58,222,102	794,591	4,673,551
Proposal 2 — Approval of an amendment to the Company’s Restated Articles of Organization to increase the number of authorized shares of common stock from 100,000,000 to 200,000,000

For	Against	Abstain	Broker Non-Votes
44,197,577	19,462,294	26,011	4,362
Proposal 3— Approval, on an advisory basis, of the compensation of the Company’s named executive officers for the fiscal year ended November 30, 2010

For	Against	Abstain	Broker Non-Votes
47,283,772	11,710,960	21,961	4,673,551
Proposal 4 — The frequency, on an advisory basis, of future advisory votes on the compensation of the Company’s named executive officers

1 Year	2 Year	3 Year	Abstain	Broker Non-Votes
53,650,715	166,049	5,070,750	133,104	4,669,626

Item 8.01	Other Events
     On April 28, 2011, the Board of Directors, upon the recommendation of the Compensation Committee, adopted and approved the Company’s 2011 Fiscal Year Compensation Program for Non-Employee Directors (the “2011 Director Compensation Plan”). The 2011 Director Compensation Plan, which is summarized below, contains substantially similar terms as the 2010 Director Compensation Plan.
     For fiscal year 2011, non-employee directors of the Company will be paid an annual retainer of $275,000, which represents an increase of $20,000 over the annual retainer paid under the 2010 Director Compensation Plan. The non-executive Chairman of the Board of Directors is to be paid an additional annual retainer of $37,500.
     With respect to service on the committees of the Board of Directors, the 2011 Director Compensation Plan provides for the payment of the following fees, which are the same fees that were paid under the 2010 Director Compensation Plan, except that the fees for service as Chairman and member of the Compensation Committee have been increased by $5,000 and $2,500, respectively, from the amounts paid under the 2010 Director Compensation Plan:
•	Audit Committee — $25,000 for the Chairman and $20,000 for the other members;

•	Compensation Committee — $20,000 for the Chairman and $15,000 for the other members;

•	Nominating and Corporate Governance Committee — $12,500 for the Chairman and $10,000 for the other members; and

•	Special committees (while in use) — $25,000 for the Chairman and $20,000 for the other members.
     Employee directors of the Company will receive no compensation for serving as a director, except that all directors, including employee directors, are eligible to be reimbursed for expenses incurred in attending board or committee meetings.
     The annual retainer will be paid $75,000 in cash and $200,000 in equity, with the equity component having been increased by $20,000 over the amount paid under the 2010 Director Compensation Plan. The equity component will be paid in the form of fully vested shares of common stock and fully vested stock options according to a ratio selected by each director. The number of option shares will be determined by dividing the compensation amount by the grant date Black Scholes value. The number of shares of common stock will be determined by dividing the compensation amount by the grant date closing price of the common stock as reported by NASDAQ. The fees paid with respect to service on the committees of the Board of Directors are paid in cash. The fiscal year 2011 compensation will be paid to the non-employee directors in two installments, in April, relating to the period from December 1, 2009 until May 31, 2010, and in October, relating to the period from June 1, 2010 until November 30, 2010.
     The foregoing summary is qualified in its entirety by reference to the 2011 Director Compensation Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1	Progress Software Corporation 2011 Fiscal Year Compensation Program for Non-Employee Directors

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2011	Progress Software Corporation
	By:	/s/David H. Benton, Jr.
David H. Benton, Jr.
Vice President, Corporate Controller